Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to the Employment Agreement between FAVRILLE, INC., a Delaware corporation (the “Company”), and ALICE WEI (“Executive”) dated as of January 6, 2005 (the “Agreement”) is entered into effective as of March 16, 2006 (the “Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Agreement.

WHEREAS, since the Effective Date, Executive has been employed by the Company on a full-time basis subject to the terms and conditions of the Agreement; and

WHEREAS, Executive wishes to continue to provide services under the Agreement on an 80%-of-full-time basis.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.                                      Notwithstanding the provisions of Section 2.1 of the Agreement, from and after the Amendment Date until termination of Executive’s employment in accordance with the Agreement, Executive shall devote 80% of Executive’s productive time to the performance of Executive’s duties under the Agreement.

2.                                      Effective as of the Amendment Date, the Company shall pay Executive on the basis of 80% of Executive’s base salary established in accordance with Section 3.1 of the Agreement.

3.                                      Paragraph i. of Section 4.4(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

“The equivalent of 80% of Executive’s annual base salary in effect at the time of termination for a period of 9 months (the “Severance Period”), in each case, less standard deductions and withholdings, to be paid over a period of 9 months after the date of termination pursuant to the Company’s standard payroll practices;”

4.                                      Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

FAVRILLE, INC.		EXECUTIVE:

By:	/s/ John P. Longenecker	/s/ Alice Wei
Name: John P. Longenecker		Alice Wei
Its: President & CEO